Exhibit 99.1

Sonnet BioTherapeutics Holdings, Inc. Announces Stockholder Approval of Proposed Business Combination with Hyperliquid Strategies Inc

PRINCETON, NJ, December 2, 2025 — Sonnet BioTherapeutics Holdings, Inc., (NASDAQ: SONN) (“Sonnet” or the “Company”) today announced that its stockholders approved, among other things, the proposed business combination with Hyperliquid Strategies Inc (“HSI”) and Rorschach I LLC at its special meeting of stockholders.

The final voting results for the special meeting will be filed in a Form 8-K with the U.S. Securities and Exchange Commission.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics Holdings, Inc. is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bifunctional action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

For more information, please visit Sonnetbio.com.

Additional Information about the Proposed Business Combination Transaction and Where to Find It

This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This press release relates to a proposed business combination transaction. In connection with the proposed business combination transaction, HSI has filed a registration statement on Form S-4 which became effective on October 27, 2025, containing a proxy statement for the Company’s stockholders that will also constitute a prospectus of HSI, the securities of which are expected to be listed on Nasdaq upon consummation of the proposed business combination transaction. The Company mailed a definitive proxy statement/prospectus to the Company’s stockholders on October 27, 2025. The Company and Rorschach urge investors, stockholders and other interested persons to read the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination transaction. The Company’s stockholders are able to obtain a free copy of the proxy statement/prospectus and other documents filed with the SEC by the Company or HSI, without charge, by directing a request to: dongriffith@sonnetbio.com. These documents can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

The Company, Rorschach, HSI and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed business combination transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was filed with the SEC on December 17, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed business combination is set forth in the proxy statement/prospectus for the proposed business combination transaction, filed by the Company on October 27, 2025. Information concerning the interests of the Company’s and Rorschach’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Rorschach’s equity holders generally, is set forth in the proxy statement/prospectus and other relevant materials to be filed with the SEC relating to the proposed business combination transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Investor Relations Contacts

Sonnet BioTherapeutics Holdings, Inc.

Raghu Rao

Chief Executive Officer

raghurao@sonnetbio.com